------------------

             U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                       -----------------

                           FORM 8-K/A

                      AMENDMENT TO FORM 8-K
                        Filed Pursuant to
               THE SECURITIES EXCHANGE ACT OF 1934

                       PARKWAY PROPERTIES, INC.
              -----------------------------------
     (Exact name of registrant as specified in its charter)


                         AMENDMENT NO. 1

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K filed December 10, 1997 as set forth in the pages attached hereto:

           Item 7.  Financial Statements and Exhibits

      Pursuant to the requirements of the Securities Exchange Act of  1934,  the  registrant has duly caused this amendment  to  be
signed   on  its  behalf  by  the  undersigned,  thereunto   duly
authorized.

Date:  December 16, 1997           PARKWAY PROPERTIES, INC.

                               By:      /s/ Sarah P. Clark
                                   -----------------------
                                   Sarah P. Clark
                                   Senior Vice President,
                                   Chief Financial Officer,
                                   Treasurer and Secretary

                           FORM 8-K/A

                    PARKWAY PROPERTIES, INC.


Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               (10) Purchase and Sale Agreement between the Prudential Insurance Company of America and Parkway Properties, LP dated on or about October 10, 1997, the First Amendment dated November 10, 1997 and the Second Amendment dated November 17, 1997. Parkway agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.

                          AGREEMENT FOR
                PURCHASE AND SALE OF REAL ESTATE


                         by and between


                    THE PRUDENTIAL INSURANCE
                       COMPANY OF AMERICA

                             Seller



                               and



                     PARKWAY PROPERTIES, LP

                            Purchaser




                  Dated: as of October __, 1997

      This AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (hereinafter referred to as "this Agreement") is entered into and effective as of this ______ day of October, 1997, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey
corporation whose address is c/o The Prudential Realty Group, 1200 K Street, N.W., Suite 920, Washington, D.C. 20005, Attn:
Michael S. Paukstitus, Vice President (hereinafter referred to as "Seller"), and PARKWAY PROPERTIES, LP, a Delaware limited partnership, whose address is 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39205, Attn: Jack Sullenberger (hereinafter referred to as "Purchaser"). ("Purchaser" and
"Seller"  are  hereinafter  referred  to  collectively   as   the
"Parties").

                      W I T N E S S E T H:

     WHEREAS, Seller owns, in fee simple, that certain parcel or tract of land (the "Land") and the improvements thereon, located in the City of Chesapeake, Virginia, more particularly described in Exhibit A attached hereto; and

     WHEREAS, the Land is improved with two office buildings containing in the aggregate approximately 172,918 rentable square feet (collectively referred to as the "Building"); and

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Premises pursuant to the terms, conditions and covenants contained in this Agreement:

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained in this Agreement, the Parties hereby covenant and agree as follows:


          Section 1. Purchase and Sale: Defined Terms.

     1.1 Subject to the terms and conditions set forth in this Agreement, Seller shall sell and convey to Purchaser, and Purchaser shall purchase from Seller, all of the following
     (collectively, the "Premises"):

     1.0.1 A fee simple estate in the Land, together with all easements and appurtenances belonging thereunto, and all of Seller's right, title and interest in and to any and all streets, alleys or public ways adjacent thereto, before or after vacation thereof.

     1.0.2      All of Seller's right, title and interest in  the
          fixtures,  buildings,  (including  the  Building)   and
          improvements located on the Premises ("Improvements").

     1.0.3      All of Seller's right, title and interest to  the
          leases   listed  on  Exhibit  B  annexed  hereto   (the
          "Leases").

     1.0.4 All tangible and intangible personal property now owned or hereafter acquired by Seller in connection with the operation of the Premises and Improvements ("Personal Property"), including but not limited to the items of property listed on Exhibit C annexed hereto and the contract rights under the service contracts (the "Service Contracts") listed on Exhibit D annexed hereto to the extent such contracts have not been canceled as herein provided.

     1.2 As used in this Agreement the term "Section" means a numbered part of this Agreement captioned as a "Section" and all paragraphs and subparagraphs included within the referenced Section; the term "paragraph" means a numbered paragraph which is included within a Section of this Agreement and all subparagraphs included within the referenced paragraph; and the term "subparagraph" means a numbered subparagraph which is included within a paragraph of this Agreement.

     1.3 As used in this Agreement, the term "Closing" means the conveyance by Seller to Purchaser of the Premises, and the payment by Purchaser to Seller of the balance of the Purchase Price due pursuant to subparagraph 3.2.2, in accordance with this Agreement.


                    Section 2.      Closing.

     2.1 The Closing shall take place at the offices of Title Company (and, to the extent convenient to the parties, delivery of closing documents at closing may occur by Federal Express or other courier service), or at such other place as the Parties may agree by a written instrument signed by the authorized representative of each Party.

     2.2 The Closing shall take place not later than 5:00 p.m. Eastern Standard Time, Monday, December 1, 1997, or on such earlier date to which the Parties may agree by a written instrument signed by the authorized representative of each Party.


                 Section 3.      Purchase Price.

     3.1  The purchase price ("Purchase Price") for the Premises is:
     SIXTEEN MILLION AND NO/100THS DOLLARS ($16,000,000.00 ).

     3.2  Purchaser shall pay the Purchase Price as follows:

     1.0.1       The  sum  of  ONE  HUNDRED  FIFTY  THOUSAND  AND
          NO/100THS DOLLARS ($150,000.00) (together with all interest earned thereon, the "Deposit") shall be paid by Purchaser to Escrowee, as hereinafter defined, on the date that this Agreement is fully executed, and shall be held in escrow by Stewart Title Guaranty Company ("Escrowee"). The Deposit shall be held by Escrowee pursuant to the following terms and conditions:

          (a)The Deposit shall be paid (i) to Seller, at Closing, or as otherwise provided in this Agreement, or (ii) to Purchaser, upon a default hereunder by Seller, or as otherwise provided in this Agreement.

          (b)The Deposit shall be maintained in an FDIC insured interest bearing account at a bank mutually acceptable to Purchaser and Seller. All interest accrued on the Deposit shall be the responsibility of Purchaser for income tax purposes. Notwithstanding anything contained herein which may be construed to the contrary, in the event one party shall be in default under the terms and conditions of this Agreement such that the other party shall be entitled to the Deposit, then in such instance, the non-defaulting party shall be entitled to the interest earned on the Deposit.

          (c)Escrowee shall not be liable to any party for any act or omission, except for bad faith or gross negligence, and the Parties agree to indemnify Escrowee and hold Escrowee harmless from any claims, damages, losses, or expenses arising in connection herewith. The Parties acknowledge that Escrowee is acting solely as a stake holder for their mutual convenience. In the event Escrowee receives, after the end of the Inspection Period, written notice of a dispute between the Parties in respect of the Deposit (the "Escrowed Funds"), Escrowee shall not be bound to release and deliver the Escrowed Funds to either party but may either
             (i) continue to hold the Escrowed Funds until otherwise directed in a writing signed by all Parties hereto or (ii) deposit the Escrowed Funds with the clerk of any court of competent jurisdiction. Upon such deposit, Escrowee will be released from all duties and responsibilities hereunder.

          (d)Escrowee shall not be required to defend any legal proceedings which may be instituted against it with respect to the Escrowed Funds, the Premises or the subject matter of this Agreement unless requested to do so by Purchaser or Seller and indemnified to its satisfaction against the cost and expense of such defense. Escrowee shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectability of any check delivered in connection with this Agreement.
             Escrowee shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper Parties.

     1.0.2 The balance of the Purchase Price (subject to adjustment pursuant to the provisions hereof) shall be paid by Purchaser to Seller at Closing by wire transfer of funds through the Federal Reserve system to a bank account designated in writing by Seller.


              Section 4.      Conditions Precedent.

     4.1 The following are conditions precedent to the obligation of Purchaser to close title to the Premises, and pay the Purchase Price for the Premises:

     1.0.1     All   representations  and  warranties  of  Seller
          contained herein shall be true, accurate and correct on the date of the Closing, subject to updating in accordance with Section 10.1.6 below.

     1.0.2 All of the obligations of Seller under this Agreement to be performed upon execution of this Agreement and through the date of the Closing shall have been performed by Seller.

     1.0.3 There has been no material change during the period commencing on the last day of the Inspection Period through and including the Closing Date in the condition of the title to the Property or in matters evidenced by the survey described herein.

     1.0.4 Purchaser shall have received the estoppels required by Section 7.2.11 hereof.

     4.2 The following are conditions precedent to the obligation of Seller to convey the Premises to Purchaser:

     1.0.1 All representations and warranties of Purchaser contained herein shall be true, accurate and correct on the date of the Closing.

     1.0.2 All of the obligations of Purchaser under this Agreement to be performed upon execution of this Agreement and through the date of the Closing shall have been performed by Purchaser.


           Section 5.      Review & Inspection Period.

          5.1 Purchaser shall have the period from the date of this Agreement through 5:00 p.m., Eastern Standard Time on Monday, November 10, 1997 (the "Inspection Period"), during which it shall have the right to conduct, at its sole cost and expense, such investigations, studies, surveys, analyses and tests on and of the Premises as it shall, in its sole discretion, determine are necessary or desirable, including, without limitation, soil tests, environmental audits and studies, and make such evaluations as Purchaser may, in its sole and absolute discretion, determine are necessary or desirable under the circumstances. In order to perform the foregoing investigations, Purchaser, its agents, contractors, employees and potential lenders, shall have reasonable access to the Premises, all for the purposes of inspecting the same and conducting tests, inspections, and analyses thereon and making evaluations thereof, all at Purchaser's expense. Purchaser shall indemnify and hold harmless Seller for all losses or claims arising from the actions of Purchaser, its employees, agents, contractors and potential lenders in connection with Purchaser's investigation of the Premises, and shall promptly restore the Premises in the event its inspection results in the creation of any soil borings or other disturbances to the Premises. Notwithstanding the foregoing, Purchaser shall not conduct test borings without Seller's prior written consent which shall not be unreasonably withheld or delayed.

     If Purchaser delivers to Seller and Escrowee written notice on or before the end of the Inspection Period of its intent not to complete the sale, then Purchaser's Deposit shall be returned to Purchaser and this Agreement shall be null and void and of no further force and effect, except for those provisions that are expressly provided to survive the termination of this Agreement. If Purchaser fails to timely deliver such notice, the Deposit shall become nonrefundable except as provided elsewhere in this Agreement.

5.1         Seller   shall  make  available  to  Purchaser,   for
     Purchaser's review and analysis, all documents and files relating to the Premises which are in Seller's possession and located in Seller's offices at 1200 K Street, Washington, D.C. or at the Premises; provided that Seller will make such documentation available to Purchaser solely as a courtesy to Purchaser, and Seller makes no representations or warranties as to the completeness or accuracy of such documents. Further, Seller and Purchaser agree and acknowledge that the documents provided by Seller shall not include (and Seller shall not convey to Purchaser) the following type of documents: budgets, appraisals, future projections, state or federal income tax information, and all attorney/client-privileged information and work product. Other than those representations and warranties set forth in this Agreement, Seller makes no warranties, representations or covenants in connection with any aspect of the Premises, including its environmental condition, and Purchaser's decision as to whether to accept or reject the Premises shall be made solely on the basis of any and all inquiries and investigations it may conduct concerning the Premises.

     5.2 Purchaser may, in its sole and absolute discretion, at any time during the Inspection Period, terminate this Agreement upon written notice to Seller, in which case the Deposit shall be promptly returned to Purchaser and, except as otherwise provided, this Agreement shall be null and void and of no further force and effect.

     5.3 Purchaser acknowledges that any information furnished to Purchaser with respect to the Premises is and has been so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall hold, and shall cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Premises delivered to or for the benefit of Purchaser by Seller or any of its agents, representatives or employees. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it, and (ii) as any governmental agency may require in order to comply with applicable laws or regulations.


                     Section 6.      Title.

Title to the Premises shall be good and marketable fee simple title, insurable at regular rates by Escrowee, and shall be conveyed by Seller to Purchaser free and clear of all liens and encumbrances, except the exceptions ("Permitted Encumbrances") shown on Exhibit E. Purchaser shall have until the end of the Inspection Period by which to examine title to the Premises, to obtain a survey and to give notice to Seller of any objections it may have to title based upon its title search or survey. Such notice shall be provided on or before 5:00 p.m., Eastern Standard Time on Monday, November 3, 1997. If Purchaser notifies Seller of objections to title, then Seller shall have the right to cure such defects. Seller shall advise Purchaser within seven (7) days of such notice whether Seller shall attempt to cure the defects. If Seller elects not to cure the defects, Purchaser shall have the option to (i) elect to proceed with this Agreement and waive its objection to the title defect, or (ii) terminate this Agreement in which case Purchaser shall be entitled to a return of the Deposit. If Seller elects to attempt to cure the title defect and is unable to cure the title defect within thirty (30) days after Purchaser notifies Seller of such title defect, Purchaser shall have the right to waive its objection to the title defect or terminate this Agreement in which case Purchaser shall be entitled to a return of the Deposit. Seller shall not be required to bring any action or proceeding in order to render title marketable and shall not be required to expend a sum greater than $10,000.00 to render title marketable. Acceptance by Purchaser at Closing of the deed to the Premises shall, except as set forth in such deed, be deemed to fully discharge Seller of its obligations as to the quality of title to the Premises.


                  Section 7.      Obligations.

7.1 Upon execution of this Agreement, Seller shall have the following obligations:

     1.0.1 Seller shall give Purchaser prompt notice (within five business days after its receipt of notice of same) of any fire or other casualty affecting the Premises or of any actual or threatened taking or condemnation of all or any portion thereof.

     1.0.2 Seller shall not mortgage, convey, or encumber, or perform any act which would result in an encumbrance of the Premises.

     1.0.3    To  the extent terminable in accordance with  their
          terms,   Seller   shall  terminate   all   service   or
          maintenance   contracts  as  of  the  Closing,   unless
          directed otherwise in writing by Purchaser.

7.2 At the Closing, Seller shall have the following obligations:

     1.0.1 Seller shall execute, acknowledge and deliver to Purchaser a deed in the form of Exhibit F annexed hereto.

     1.0.2 Seller shall execute and deliver an Assignment and Assumption of Leases and Service Contracts in the form of Exhibit G annexed hereto (the "Assignment and Assumption").

     1.0.3 Seller shall deliver a Bill of Sale in the form of Exhibit H annexed hereto.

     1.0.4 Seller shall execute, acknowledge and deliver to Purchaser's title company a lien and possession affidavit and such other documents as are reasonably required by Purchaser's title insurer, all in form reasonably acceptable to Seller, to insure title to the Premises in accordance with the terms of this Agreement.

     1.0.5 Seller shall deliver to Purchaser true copies of the bill for current real estate taxes.

     1.0.6 Seller shall execute, acknowledge and deliver to Purchaser an affidavit in the form required for the purpose of complying with the Foreign Investment in Real Property Tax Act.

     1.0.7 Seller shall execute a closing statement reflecting the payment and disbursement of the Purchase Price for the Premises in accordance with this Agreement.

     1.0.8 Seller shall deliver to Purchaser all keys and security cards for the Premises, properly tagged; further, Seller shall authorize Seller's property manager to deliver to Purchaser all leases and service contracts and plans and specifications relating to the Premises in the possession of Seller's property manager.

     1.0.9 Seller shall deliver to Purchaser at closing a document certified by Seller's corporate secretary or authorized assistant secretary evidencing appropriate authority authorizing the consummation of the transactions contemplated hereby.

     1.0.10 Seller shall execute and deliver to Purchaser a letter advising tenants of the Premises that the Premises has been sold to Purchaser.

     1.0.11 Seller shall request estoppel letters from all tenants of the Premises substantially in the form of the estoppel letter attached hereto as Exhibit L. Purchaser acknowledges that Seller obtained title to the Premises through foreclosure, and, accordingly, Seller will not be obligated to provide seller's estoppel certificates for tenants who do not provide estoppels. Notwithstanding the foregoing, however, Purchaser shall be entitled to terminate this Agreement (and receive a full refund of the Deposit) in the event that Seller, at Closing is not able to deliver both (i) a combination of tenant estoppel letters and seller estoppel certificates in the form attached as Exhibit M (while Seller shall not be required to deliver any seller estoppel certificates at Closing, Seller may elect to do so in order to satisfy the percentage set forth below) from tenants collectively occupying seventy-five percent (75%) of the area leased under the Leases (excluding the Major Tenants [as that term is defined below] and the United States Coast Guard; the Parties recognize that the United States Coast Guard will not generally issue a tenant estoppel letter; accordingly, the space leased by the United States Coast Guard will be excluded; provided, however, that Seller agrees to use commercially reasonable efforts to obtain a tenant estoppel from the United States Coast Guard on its preferred form), and (ii) tenant estoppels letters or seller estoppel certificates for each of the following tenants (the "Major Tenants"): Consumer Portfolio Services, Contract Publishing, Inter-National Research, and Sega Communications; all dated not earlier than forty-five (45) days prior to the initially scheduled date of Closing. If Seller shall obtain an estoppel certificate from any tenant for whom Seller has given a Seller estoppel certificate, that Seller estoppel certificate shall thereafter be without force or effect. Any Seller estoppel certificate that Seller may elect to deliver would survive the Closing for a period of one hundred eighty (180) days. Seller's obligation to deliver estoppel letters from tenants (or, in the event Seller so elects, from Seller) in accordance with this Section 7.2.11 shall not be deemed to be a covenant from Seller to Purchaser, but rather a condition to Purchaser's performance at Closing, and Purchaser's sole remedy in the event that Seller is not able to deliver the percentages provided above shall be to terminate this Agreement and receive a refund of the Deposit. Any estoppel that a tenant may deliver that comports with the provisions of such tenant's lease relating to such tenant's obligation to provide an estoppel certificate shall be deemed satisfactory for the purpose of satisfying the percentages set forth in this Section 7.


           Section 8.       Obligations of Purchaser.

     8.1 At the Closing, Purchaser shall have the following obligations:

     1.0.1 Purchaser shall deliver to Seller the balance of the Purchase Price due pursuant to subparagraph 3.2.2, after adjustments in accordance with Section 12.

     1.0.2 Purchaser shall execute and deliver to Seller the Assignment and Assumption.

     1.0.3     Purchaser   shall  execute  a  closing   statement
          reflecting the payment and disbursement of the Purchase
          Price in accordance with this Agreement.

     1.0.4 Purchaser shall deliver to Seller a resolution certified by Purchaser's corporate secretary or authorized assistant (or, to the extent that the Purchaser is an entity other than a corporation, certified by the appropriate party or parties for such entities), authorizing Purchaser to enter into this Agreement, consummate the transactions contemplated hereby, perform its obligations hereunder and execute and deliver any and all documents necessary or appropriate to accomplish the foregoing.

     1.0.5    Purchaser shall deliver to Seller any and all other
          documents   and  instruments  reasonably  required   or
          contemplated by this Agreement.


             Section 9.      [INTENTIONALLY OMITTED]




         Section 10.     Representations and Warranties.

10.1 To the best of Seller's Knowledge (as such term is hereinafter defined), Seller represents and warrants the following:

             10.1.1 Seller is a New Jersey corporation and it has the full power, authority and legal right to enter into and perform this Agreement. The execution, delivery and performance of this Agreement shall have been duly authorized by all necessary legal action on the part of the Seller, will not require approval or consent of any trustee or holders of indebtedness or obligations of Seller, and will to contravene any law, governmental rule, regulation or order binding on Seller, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of the Seller under any indenture, mortgage, contract, or other agreement to which Seller is a party or by which Seller may be bound or affected.

             10.1.2    The following are true, correct and complete:

     (a) As of the date of this Agreement, the tenants listed in Exhibit B are the only tenants of the Premises and no other parties are in possession or entitled to or claim possession of any part of the Premises except the tenants listed in Exhibit B;

     (b) Seller has not entered into any service, supply, maintenance, management or utility contracts affecting the Premises which will be binding upon the Purchaser after the Closing other than the Service Contracts listed in Exhibit D;

     (c) Seller has not received any written notice of default with respect to the Service Contracts listed in Exhibit D or from any tenants listed in Exhibit B;

     (d) Except as may be listed in Exhibit J, Seller has not received written notice of any pending or threatened actions or proceedings before any court or administrative agency or pending litigation which, if determined adversely to Seller, would materially adversely affect the Premises or the ability of Seller to perform Seller's obligations under this Agreement;

     (e) Except as may be listed in Exhibit K, Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, health code, or other statute, ordinance, rule or regulation applicable to the Premises; and

     (f) Seller has not entered into any other contract for the sale of the Premises.

     10.1.3 The Seller is not a "foreign person" as such term is defined under Section 1445(f)(3) of the Internal Revenue Code as amended.

     10.1.4 The Improvements shall be in the same condition on the date of Closing as they are on the date of this Agreement, reasonable and customary tenant improvement work (if any), maintenance and repairs, reasonable wear and tear and casualty damage excepted.

     10.1.5       ERISA representation:

          (a)The source of funds from which Seller owns the Premises is Seller's "insurance company general account" (as such term is defined under V of the United States Department of Labor's Prohibited Transaction Exemption 95-60 ("PTE 95-60").

          (b)Seller satisfied all of the applicable requirements of I and IV of PTE 95-60.

     10.1.6 Seller shall have the right from time to time by notice, and without liability, to Purchaser to amend its representations and warranties hereunder, by amendment of the schedules hereto or otherwise, to reflect changes in facts or to correct any factual inaccuracies; provided, however, that in the event that Seller does so amend its representations and warranties, Purchaser shall then have, as its sole remedy for such amendment, the right to terminate this Agreement and receive a refund of the Deposit. Neither Party shall have any liability in connection with this Agreement by reason of an inaccuracy of a representation or warranty, if and to the extent that such inaccuracy is in fact known by the other Party at the time of the Closing and such other Party elects, nevertheless, to close hereunder.

10.2 To the best of Seller's knowledge, all of the foregoing representations and warranties of Seller are true, accurate and complete as of the date hereof and shall be true, accurate and complete as of the date of the Closing, subject to updating in accordance with the provisions of Section 10.1.6 above.

             10.2.1 Definition of "Seller's Knowledge" All references in this Agreement to "Seller's Knowledge" shall refer only to the actual knowledge of Michael S. Paukstitus (the "Designated Employee"), after reasonable inquiry of Robinson Sigma Commercial Real Estate, Inc. (the management company for the Premises) and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Employee any duty (other than the duty, referenced above, to make reasonable inquiry of Robinson Sigma Commercial Real Estate, Inc.) to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Purchaser or the contents of files maintained by the
             Designated Employee.   Seller hereby advises Purchaser that
             Michael S. Paukstitus is the Prudential investment official most familiar with the Premises. There shall be no personal liability on the part of said individuals arising out of any representations or warranties made herein. Purchaser acknowledges that Seller has informed Purchaser that due (i) to the fact that Seller acquired title to the Premises by foreclosure, and (ii) to Seller's numerous reorganizations of its real estate investment offices over the previous five years, the Designated Employee may have limited or little knowledge regarding the Premises other than recent property management matters.

     10.2.2         Survival   of  Representations,   Warranties,
             Indemnities and Covenants.   All representations and warranties
             of Seller are limited to the period commencing on the date that Seller acquired title to the Premises through foreclosure to the Closing. The representations and warranties of Seller contained in Section 10.1 and limitations on liability associated therewith, shall survive the Closing for a period of one (1) year, and no action based thereon shall be commenced after such one (1) year. The indemnification and other agreements of the Parties set forth herein which expressly provide that they shall survive the Closing or the earlier termination of this Agreement shall not expire, except as specifically set forth in those Sections. Any rights a Party may have in the event such Party terminates this Agreement pursuant to the terms hereof shall survive such termination.

     10.2.3 Limitation on Damages. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller under this Agreement and the documents to be delivered pursuant to this Agreement, and the maximum aggregate amount which may be awarded to and collected by Purchaser, for all breaches of representations and warranties of Seller set forth in this Agreement shall not exceed the lesser of [i] the actual, direct damages proximately caused by any such material breaches of representations and warranties of Seller, and [ii] One Million and No/100ths Dollars ($1,000,000.00).

10.3      Purchaser represents and warrants the following:

     1.0.1 Purchaser is a Delaware limited partnership and it has the full power, authority and legal right to enter into and perform this Agreement. The execution, delivery and performance of this Agreement will not require approval or consent of any trustee or holders of any indebtedness or obligations of Purchaser, and will not contravene any law, governmental rule, regulation or order binding on Purchaser or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Purchaser under any indenture, mortgage, contract, or other agreement to which Purchaser is a party, or by which it may be bound or affected.

     1.0.2 Purchaser has not received written notice of any pending or threatened actions or proceedings before any court or administrative agency which will materially adversely affect the ability of Purchaser to perform its obligations under this Agreement.

     1.0.3 To Purchaser's knowledge, the execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated by the
             Parties hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party. All references in this Agreement to "Purchaser's knowledge" shall refer only to the actual knowledge of Jack Sullenberger (the "Purchaser Designated Employee"), and shall not be construed to refer to the knowledge of any other officer, agent or employee of Purchaser or any affiliate thereof or to impose or have imposed upon the Purchaser Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Seller or the contents of files maintained by the Purchaser Designated Employee

     1.0.4 Purchaser's rights under this Agreement do not, and upon its acquisition by Purchaser the Premises shall not, constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, because one or more of the following circumstances are true:

           (a)Equity  interests in Purchaser are publicly offered
               securities,  within  the  meaning  of  29   C.F.R.
               Section 2510.3-101(b)(2);

           (b)Less than 25 percent of all equity interest in Purchaser are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-
               101(f)(2); or

           (c)Purchaser qualifies as an "operating company", "venture capital operating company" or a "real estate operating company" within the meaning of 29
               C.F.R. Section 2510.3-101 (c), (d) or (e).

     1.0.5 Purchaser is not a "governmental plan" within the meaning of Section 3(32) of the Employee Retirement Income Security Act of 1974 and the execution of this Agreement and the purchase of the Premises by Purchaser is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

10.4 All of the foregoing representations and warranties of Purchaser are true, accurate and complete as of the date hereof and shall be true, accurate and complete as of the date of the Closing.

        Section 11.     Costs Connected With Conveyances.

The costs of the conveyances described in this Agreement shall be paid in accordance with the following schedule:



Item

     Seller or Purchaser

Grantor's Tax
All    other   transfer    and     SellerPurchaser
recording   taxes   and   fees
related to the conveyance   as
well as any recordation tax or
intangibles   tax    on    any
mortgage  and any other  costs
associated   with   any   loan     Purchaser
Purchaser   may   obtain    in     Purchaser
connection with acquiring  the     Each Party to bear its own
Premises  Cost of Survey  Cost
of Title Examination and Title
Insurance   Attorneys'    Fees

                 Section 12.     Apportionments.

As of the date of Closing, the following shall be apportioned with respect to the Premises: (a) all rents and other income from the Premises, including, without limitation, base rent, percentage rent, tax and operating expenses pass-through reimbursements paid under the Lease; (b) real estate taxes and assessments, utility charges and all other operating expenses of the Premises; and (c) any other charges for which apportionment would be customary or appropriate. If the current year's tax bill is not available, the tax proration shall be based on the previous year's tax bill. Any other items of income or expense not known shall be reasonably estimated at Closing. All such estimated items (including any tax proration based on the previous year's bill) at Closing shall be subject to a post closing re-proration once such estimated items are known and each Party agrees to pay any such sums due as a result of such post-closing re-proration.

Purchaser shall receive a credit at Closing in an amount equal to the security deposits listed in Exhibit B to this Agreement.

Rent shall be prorated as follows: All rent received through the close of business on the day prior to Closing (the "Cutoff Date") shall be established. The amount of rent received by Seller or its agents through the Cutoff Date for periods after the Cutoff Date, including the prorated balance of the month of Closing, is referred to as the "Prepaid Rent". Purchaser shall receive a credit for the Prepaid Rent at Closing. Following the Closing Date, any rents received by Seller shall be promptly delivered to Purchaser irrespective of whether the applicable tenant owed a delinquency to Seller as of the Closing Date. Rents accrued and unpaid under any lease as of the close of business on the Cutoff Date ("Unpaid Rent") shall remain the property of the Seller and Purchaser shall reasonably cooperate with Seller (without having the obligation to expend funds) to collect the same. To the extent that within six (6) months after Closing, Purchaser collects any Unpaid Rent from any tenant, the amount of such Unpaid Rent (after crediting such collections first against all rents for the applicable lease payable for periods from and after Closing) shall belong to Seller. Purchaser shall pay Seller the aggregate amount, if any, of Unpaid Rent to which Seller is entitled in two (2) payments, the first payment to be made on or around the date that is 75 days after the Closing Date, and the second payment to be made on a date that is at least six (6), but not more than seven (7), months from the Closing Date. With respect to delinquent rents (and any other amounts or other rights of any kind) respecting tenants who are no longer tenants of the Premises as of the Closing Date, Seller shall retain all rights relating thereto.

Seller and Purchaser agree to consider negotiating a discounted purchase of Seller's Unpaid Rent by Purchaser at Closing.


                    Section 13.     Default.

13.1        Anything   in   this  Agreement   to   the   contrary
     notwithstanding, in the event of a willful failure to close on the part of the Seller, the Purchaser's rights and remedies shall be limited as its sole and exclusive remedy to the remedy of specific performance. Seller specifically agrees that the remedy of specific performance is an appropriate remedy for Purchaser, because the Premises is unique and damages to Purchaser upon Seller's willful failure to close will be extremely difficult to determine.

13.2 If Purchaser fails timely to close title to the Premises pursuant to the terms and conditions of this Agreement, or if Purchaser otherwise fails to perform any of its obligations under this Agreement, then unless such obligation is waived by Seller, such failure shall constitute a default of this Agreement. Purchaser acknowledges that such default under this Agreement would cause harm to Seller that is incapable of accurate estimation and the Seller shall be limited as its sole and exclusive remedy for such default to receive the Deposit as full and complete liquidated damages.

                  Section 14.     Assessments.

If the Premises is affected by any special assessment or assessment for public improvements prior to the date of Closing, which assessments are or may become payable, in installments or otherwise, then for the purpose of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after Closing, shall be assumed and paid by Purchaser.
           Section 15.     Risk of Loss; Condemnation.

15.1 No damage to or destruction of the Improvements shall affect the obligations of the Parties hereunder, except that, if the casualty results in damage to the Premises for which the cost of repair exceeds $300,000.00 (upon the occurrence of a casualty, Seller and Purchaser agree to attempt to come to a mutual understanding as to the costs of repair for such casualty; if the parties are not able to come to such an understanding within 5 days of the date on which Seller notifies Purchaser of the casualty, then Seller and Purchaser shall retain a mutually acceptable outside consultant to assess such damage, and such consultants assessment shall be controlling for the purposes of determining whether the cost of such repair exceeds $300,000.00), Seller shall notify Purchaser in writing of such damage and Purchaser shall have five (5) business days to elect either: (i) to terminate this Agreement and receive a refund of the Deposit, and this Agreement shall be of no further force and effect, except for those provisions that expressly survive termination; or (ii) to proceed to close the transaction contemplated hereunder. If the Improvements suffer damage (regardless of amount), Seller shall not be obligated to repair or restore same, but Seller shall assign to Purchaser at Closing any insurance proceeds recoverable (or already recovered, to the extent that such proceeds have not been already applied toward the repair of the casualty damage) by Seller on account of such damage or destruction, together with a credit at Closing equal to the amount of any deductible that Seller may be required to pay in connection therewith.

     15.2 In the event of a condemnation of any portion of the Premises which in Purchaser's reasonable judgment would materially interfere with Purchaser's use and enjoyment of the Premises for any uses permitted under applicable governmental regulations, Purchaser shall have the option to elect to terminate this Agreement by serving written notice thereof on Seller, whereupon the Deposit shall be returned to Purchaser and neither Party shall thereafter have any further rights or obligations under this Agreement (except for those provisions that expressly survive such termination). If Purchaser does not terminate this Agreement in accordance with this Section 15, Purchaser shall have the option of electing to (i) take an assignment of Seller's rights in the condemnation award without any abatement or adjustment in the Purchase Price, or (ii) receive a reduction in the Purchase Price by the sum of the condemnation award received by Seller.


              Section 16.     Seller's Disclaimer;
         "AS IS" Purchase; Purchaser's Acknowledgments.

     16.1 The Parties agree that the Premises is being sold to the Purchaser in "as is" condition and except as expressly provided in paragraph 10.1 hereof and in the closing documents, Seller has not made, does not make, and does not authorize anyone to make, any warranty or representation of any kind as to the past, present or future physical condition, financial or market condition, environmental condition, zoning, suitability of the Premises for any particular use, expenses, operation or any other matter or thing affecting or relating to the Premises or any matter or thing pertaining to this Agreement, and Purchaser expressly acknowledges that, except as otherwise expressly provided in paragraph 10.1 hereof and in the closing documents, no such representations have been made and that Purchaser will rely upon its own inspections, audits and investigations in the
     purchase  of  the  Premises  and  is  not  relying  on   any
     representations whatsoever other than as expressly set forth in paragraph 10.1 hereof and in the closing documents. Purchaser hereby releases Seller from any and all liability or claims related to the past, present or future physical condition, financial or market condition, environmental condition, zoning, suitability of the Premises for any particular use, expenses, operation or any other matter or thing affecting or relating to the Premises or this Agreement, including, without limitation, any liability or claims arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et. seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et. seq., as amended, and any other federal, state or local environmental law or regulation, of any nature or kind whatsoever. This paragraph
     16.1 shall survive closing.

     16.2 Purchaser acknowledges that it has been provided with the reports and documentation listed on Exhibit I, and that such reports and documentation have been provided for information only, without any representation or warranty by Seller as to accuracy or completeness. Purchaser further acknowledges that it is not relying upon information contained in the referenced reports in its decision to purchase the Premises, but is instead relying upon its own inspections and reports.

    Section 17.     Brokerage Commissions and Finder's Fees.

    Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that Party with respect to the transaction contemplated by this Agreement other than Robinson Sigma Commercial Real Estate, Inc. (the "Broker"). Seller shall pay Broker pursuant to separate agreement. Each Party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon the acts of the indemnifying Party.

    Section 18.      Assignment.

This Agreement shall not be assigned by Purchaser except to a partnership or corporation in which Purchaser holds a majority interest. No assignment shall be permitted to any entity that does not satisfy the provisions of Section 10.3.4 and 10.3.5 hereof (Purchaser's ERISA representations).


            Section 19.     Applicable Time Periods.

Except as expressly agreed otherwise by the Parties in writing, under no circumstances shall any of the time periods set forth in this Agreement be suspended, adjusted, extended, modified or delayed due to the initiation of any condemnation proceeding, eminent domain action, moratorium, or other municipal proceeding affecting the Premises.


                Section 20.     Entire Agreement.

All understandings and agreements heretofore had between the Parties hereto are merged in this Agreement, which embodies their entire agreement, and the same is entered into after full investigation, neither Party relying upon any statement or representation not contained herein.


                 Section 21.     Binding Effect.

This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, executors, legal representatives, administrators, successors and assigns.


                Section 22.     No Modification.

This Agreement may not be changed or terminated orally by either Party; it may be amended only by a writing which is executed by Purchaser and Seller. No course of conduct or course of dealing by the Parties shall be construed to constitute a waiver, modification, or amendment of any provision of this Agreement in the absence of a writing executed in accordance with this Section
22. The requirement set forth in this Section 22 that amendments to this Agreement must be in writing shall not itself be waived or amended by any oral agreement of the Parties.


                    Section 23.     Notices.

     23.1 Wherever in this Agreement it shall be required or permitted that notice or demand be given or served by either Party to or on the other, such notice or demand shall be deemed duly given or served if, and shall not be deemed duly given or served unless, in writing and mailed by registered or certified mail, return receipt requested, or sent by Federal Express or comparable private delivery service which provides proof of delivery, or sent by fax, addressed to the addresses set forth in the opening paragraph of this Agreement.

23.2 Notices to Purchaser shall include copies in a similar manner to Tim Gray, Esq., Forman, Perry Watkins Krutz & Tardy, PLLC, 1200 One Jackson Place, 188 E. Capitol Street, Jackson, Mississippi 39201. Notices to Seller shall include copies in a similar manner to Glass, McCullough, Sherrill & Harrold, 1409 Peachtree Street, N.E., Atlanta, Georgia 30309, Attn: Paul P. Mattingly, Esq., and to The Prudential Insurance Company of America, Law Department, One Ravinia Drive, Suite 1400, Atlanta, Georgia 30346, Attn: John L. Westney, Jr., Esq., Division Counsel. Notices to Escrowee shall be sent to: Ms. Lolly Avant, National Title Services, 1980 Post Oak Boulevard, Suite 610, Houston, Texas 77056.

23.3 The time at which any notice or demand shall be deemed given or served shall be the time at which such notice or demand is delivered, whether or not such delivery is refused. Any notice may also be delivered personally.


                Section 24.     Captions; Gender.

The Section headings and table of contents set forth in this Agreement are for the convenience of the Parties only, do not form a part of this Agreement, and are not to be considered a part of this Agreement for the purposes of interpretation, or otherwise. All references herein to the neuter gender shall be deemed to include the masculine and feminine genders, and all references herein to the singular shall be deemed to include the plural, all as the context may require.


                  Section 25.     Counterparts.

This Agreement may be executed in counterparts, all of which shall be deemed originals.


                 Section 26.     Governing Law.

This Agreement shall be governed by and construed according to the laws of the State of Virginia.


           Section 27.     Singular and Plural Usage.

If two or more persons or entities constitute either the Seller or the Purchaser, the word "Seller" or the word "Purchaser" and pronouns referring thereto, shall be construed in the singular or plural usage whenever the sense of this Agreement so requires.


             Section 28.    [INTENTIONALLY OMITTED]



                  Section 29.     Time Periods.

If any time period under this Agreement ends on a Saturday, Sunday or legal holiday, such time period shall automatically be extended to the next day that is not a Saturday, Sunday or legal holiday. Time is of the essence with respect to this Agreement.


               Section 2.  Section 1031 Exchange.

Purchaser and Seller agree to cooperate reasonably with the other Party in effecting an exchange transaction which includes the Premises, pursuant to Section 1031 of the United States Internal Revenue Code, provided that any such exchange transaction, and the related documentation, shall: (a) be at the sole cost and expense of the Party effecting such exchange, (b) not require the other Party to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties,
(c) not cause the other Party to be liable or potentially liable for any environmental conditions affecting property other than the Premises, (d) not delay the closing or the transaction contemplated by this Agreement, (e) not include the other Party's acquiring title to any property other than the Premises or otherwise becoming involved in a transaction with a third party, and (f) not otherwise be contrary to or inconsistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, the Party effecting such exchange shall reimburse, indemnify and hold the other Party harmless from, any and all costs, expenses and liabilities incurred solely from such other Party's accommodation of such tax deferred exchange, including, without limitation, reasonable attorneys' fees, and any title or escrow fees or expenses. The obligations of the Party effecting such exchange under this paragraph shall survive the execution and delivery of this Agreement and the Closing and shall not be merged therein.


                  Section 3.  Leasing Matters.

29.1  Except  for  a satellite licensing agreement  that  may  be entered into by and between Seller and Paging Network of Virginia, Inc.(the "PageNet License"), after October 2, 1997, Seller shall not, without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial, within three (3) business days after receipt by Purchaser of the information referred to in the next sentence, enter into a new lease for space in the Building or renew or extend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in such tenant's Lease; with respect to such existing options, if such options require the negotiation of the rental rate or other material terms, Seller shall consult with Purchaser regarding such terms). If Purchaser shall not give notice of its disapproval of such action within such three (3) business day period, Purchaser shall be deemed to have approved such proposed new lease. Seller shall furnish Purchaser with a copy of the proposed lease and all information regarding any proposed new leases, renewals and extensions reasonably necessary to enable Purchaser to make informed decisions. Seller shall deliver to Purchaser a true and complete copy of each such new lease, renewal and extension agreement, if any, promptly after the execution and delivery thereof. Seller shall keep accurate records of all of the following types of expenses (collectively, "New Lease Expenses") incurred in connection with any new lease for space at the Premises, or any extension, renewal or expansion of a Lease where such Lease does not provide an option to the tenant for its extension, renewal or expansion, entered into on or after the date hereof (a "New Lease"): (a) brokerage commissions and fees to effect such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (c) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (d) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the date of Closing as if such concession were amortized over the entire initial term of such New Lease, (e) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Building), and (f) any other reasonable economic concession provided to the prospective tenant in the proposed lease; notwithstanding the foregoing, with the exception of reasonable attorneys fees (which are not subject to being quantified), Purchaser shall not be obligated to reimburse Seller for an item referenced in this Section 31.1 unless such item was disclosed to Purchaser in a summary of the proposed lease transaction provided to Purchaser by Seller or Seller's property manager. At the Closing, Purchaser shall, except as otherwise indicated in Section 31.5 below, reimburse Seller for all New Lease Expenses paid or incurred by Seller after the date hereof and prior to the date of Closing and shall assume Seller's obligations to pay, when due, any such New Lease Expenses unpaid as of the Closing. Seller shall make available to Purchaser all records, bills, vouchers and other data in such Seller's control verifying such New Lease Expenses and the payment thereof.

29.2 After October 2, 1997, except for the PageNet License and except as provided in this paragraph 31.2, without the prior consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed): (i) no Lease shall be modified or amended except as provided in paragraph 31.1 with respect to extensions, renewals or expansions of Leases and the execution of New Leases, (ii) Seller shall not consent to any assignment or sublease in connection with any Lease or New Lease and (iii) Seller shall not remove any tenant under any Lease or New Lease, whether by summary proceedings or otherwise, release any tenant from its obligations under a Lease or a New Lease, waive any material provisions of a Lease or a New Lease, voluntarily accept the surrender of any premises leased under a Lease or a New Lease, or terminate or accept the termination of a Lease or New Lease (except in accordance with the terms of any such Lease or New Lease). In furtherance of the foregoing, Seller shall deliver to Purchaser a written notice of each proposed action of the type described in clauses (i) - (iii) above which Seller has been asked or proposes to take, stating, if applicable, whether Seller is willing to consent to such action and setting forth the relevant information therefor. Purchaser shall have three (3) business days after delivery to it of such notice and information to determine whether or not to approve such action. If Purchaser shall not give notice of its disapproval of such action within such three (3) business day period, Purchaser shall be deemed to have approved such action. Seller shall perform all of the obligations of the landlord under the Leases and New Leases which under the terms of such Leases and New Leases are required to be performed by the landlord prior to the date of Closing.

Notwithstanding anything in this Article 31 or in Article 7 above to the contrary, if (i) Seller submits a request for approval of an action to Purchaser pursuant to this Article 31, (ii) Purchaser unreasonably refuses to consent to such request, and
(iii) the tenant affected by such refusal refuses to give an acceptable estoppel because of such request, then Seller shall be deemed to have provided Purchaser with an estoppel from such tenant for purposes of calculating the estoppel percentages provided for in Article 7 above.

29.3 Subject to the provisions of paragraph 31.2 above, prior to the date of Closing, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise.

29.4 The termination of any Lease or New Lease or the removal of any tenant by reason of a default by such tenant (by summary proceedings or otherwise) prior to the Closing in accordance with this Agreement shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Purchaser.

29.5 Prior to the date of Closing, Seller anticipates consummating one (1) expansion and two (2) new leases for the portions of the Premises described below substantially in accordance with the terms provided below (however, Purchaser acknowledges that said renewals or new leases may have not been consummated as of the date of this Agreement and may not be consummated; further, Purchaser is not relying upon the consummation of such renewals and leases in connection with the determination of the Purchase Price set forth above, and the consummation of such renewals and leases shall not be a condition precedent to closing):


                                          Annual base
Tenant Name Net Rentable                  rent per       Annual
Area and    rent per square      Term     square foot    base rent
Suite       foot of net                   of net         escalation
Number      rentable area                 rentable area
            (as of rent                   (as of rent
            commencement)                 commencement)

DANKA       1,954 SF of net    10/1/97    $15.25         4%
Corporation rentable area in     thru
"DANKA"     Suite #302 of     9/30/2002
            Tower I and
            6,895 SF of net
            rentable area in
            Suite #200 of
            Tower II

DANKA       6,895 SF of net    10/1/97    $15.25         4%
            rentable area in     thru
            Suite # 200 of    9/30/2002
            Tower II

Consumer    9,258 SF of net   Same        Same terms     Same terms
Portfolio   rentable area in  terms  as   as original    as origi-
Services,   Suites            original    lease (TI      nal lease
Inc.        501,502,504,505,  lease (TI   allowance      (TI
("CPS")     505A, and 506 Of  allowance   prorated for   allowance
            Tower __ in       prorated    # of months    prorated
            three phases      for # of    in original    for # of
            approximately as  months in   term)          months in
            follows:          original                   original
            (a) 4,100 SF at   term)                      term)
            1/98
            (b) 2,500 SF at
            3/98
            (c) 3,658 SF at
            6/98

In the event either (or both) the DANKA leases and the CPS expansion is consummated by Seller in accordance with the above terms, Seller shall be responsible for paying all New Lease Expenses associated with such space; PROVIDED, HOWEVER, that at Closing, Purchaser shall reimburse Seller an amount equal to the New Lease Expenses (to the extent that the same have been disbursed by Landlord prior to the Closing Date). In any event, such reimbursement will not exceed (a) with respect to DANKA space, $5.25/SF for tenant improvements and 7% of gross rent for commissions, and (b) with respect to CPS expansion space, the pro rata tenant improvements disbursed as of the date of Closing and 6% of gross rent for commissions.
29.6 Seller and Purchaser agree and acknowledge that, in addition to the DANKA and CPS projects referenced above, Seller is also currently pursuing the tenant improvement projects referenced in Exhibit N attached hereto and by this reference incorporated herein (the "Seller TI Projects"). Seller agrees to continue to pursue the Seller TI Projects through and until the day preceding the Closing Date. To the extent that any of the Seller TI Projects are not completed and funded prior to the day preceding the Closing Date, then Seller agrees to provide the Purchaser with a credit at closing for the difference between the contract amount for such project (or projects, as the case may be), and the amount disbursed by Seller through the day preceding the Closing Date.


             Section 4. Property Operation Matters.

     With respect to the operation of the Premises from the date of this Agreement to the Closing Date (or the earlier termination of this Agreement in accordance with the terms hereof), Seller agrees as follows:

1. Seller will provide Purchaser with notice of any new service contracts that Seller may enter into, and any such new service contract shall be terminable on no more than thirty
     (30) days notice.

2. Seller agrees to continue to operate the Premises through the Closing Date in accordance with Seller's general practices for managing similar properties (subject only to the limitations placed on Seller's leasing activities pursuant to this Agreement).

3. Seller agrees not to reduce or apply any security deposit presently being held by Seller to secure a tenant's obligations at the Premises.
     IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals or cause these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed, the day and year first above written.



                                   SELLER:

                                   THE    PRUDENTIAL    INSURANCE
                                   COMPANY  OF  AMERICA,  a   New
                                   Jersey corporation

                                   By:
                                        (Name):
                                        Title:     Vice President

                                             [CORPORATE SEAL]

                                   PURCHASER:

                                   PARKWAY PROPERTIES, LP,
                                   a Delaware limited partnership

                                   By: Parkway Properties, Inc.,
                                   a __________ corporation

                                   By:
                                        (Name):
                                        Title:


                                        [CORPORATE SEAL]


The undersigned acknowledges receipt of the Deposit referred to in subparagraph 3.2.1 hereof, and agrees to hold and disburse same in accordance with the provisions of this Agreement. The undersigned further agrees to act as Escrowee pursuant to the terms and conditions of subparagraph 3.2.1 and hold and disburse the funds delivered pursuant thereto in accordance with the terms thereof.



                                   STEWART TITLE GUARANTY COMPANY


                                   By:
                                        (Name):
                                        Title:


                            EXHIBIT A

                        Legal Description

ALL THOSE CERTAIN PIECES OR PARCELS OF LAND, together with all improvements thereon, situate, lying and being in the City of Chesapeake, Virginia, and being known, numbered and designated as "SITE 45-K-3 263,396 SQ. FT. 6.0467 AC." and "SITE 45-K-4 234,830
SQ. FT. 5.3910 AC." as shown on plat (the "Plat") entitled "RESUBDIVISION OF SITE 45-K-2A PART OF GREENBRIER INDUSTRIAL &
OFFICE  PARK  AND  SITE  45-K-5 PART OF GREENBRIER  INDUSTRIAL  &
OFFICE PARK AND SITE 45-K-1 PART OF GREENBRIER INDUSTRIAL & OFFICE PARK WASHINGTON BOROUGH - CHESAPEAKE, VIRGINIA", Scale: 1"
- 100' dated March 1, 1989 made by W.P. Large, Inc., which plat is duly recorded in the Clerk's Office of the Circuit Court of the City of Chesapeake, Virginia, in Map Book 95, at page 67 & 67A; the Property being more particularly bounded and described by reference to the said Plat.

AND  BEING  the  same property acquired by Grantor by  Substitute
Trustee's Deed dated May 22, 1995, recorded May 26, 1995, in  the
Clerk's  Office  of the Circuit Court of the City of  Chesapeake,
Virginia, in Deed Book 3222 at page 685.


                            EXHIBIT B

                             Tenants

          [TO BE PREPARED BY SELLER'S PROPERTY MANAGER]



Suite           Tenant

                            EXHIBIT C

                   Personal Property Inventory

                              NONE

                            EXHIBIT D

                    List of Service Contracts

         [TO BE PREPARED BY SELLER'S PROPERTY MANAGER]

                         [Property Name]
                          [City, State]

Contract Type                      Vendor Name

                            EXHIBIT E

                     Permitted Encumbrances


 1. Taxes and assessments for the year 1997 and all subsequent years.

 2.  Municipal land use regulations.

 3.  Rights of tenants in possession, as tenants only.

 4. Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate current survey or inspection of the Premises.

 5. Covenants and restrictions contained in the instrument from Armada/Hoffler Company, a Virginia corporation; Peter A. Agelasto, III and Ken W. Griffin, Trustees; Armada Petroleum Corporation, a Texas corporation; Alvin D. Woods and J. F. Madden, Trustees; and Virginia National Bank, dated April 11, 1980, and recorded June 25, 1980, in Deed Book 1889, page 670.

 6. Easement for utilities and drainage facilities granted to City of Chesapeake by Armada/Hoffler Company, dated April 7,
     1980, over the 5' x 5' of the subject property as established, reserved, shown by instrument recorded April
     22, 1980, in Deed Book 1884, Page 729.

 7. Easement granted Virginia Electric and Power Company by Armada Hoffler Company, dated July 15, 1980, fifteen feet (15') on both sides of Greenbrier Circle over the subject property, as established, reserved, shown by instrument recorded in Deed Book 1892, Page 542.

 8. Easement for utilities and drainage facilities granted to City of Chesapeake by Armada/Hoffler Company, dated March 12, 1981, for sewer and water systems located in Phase II, of the subject property as established, reserved, shown by instrument recorded April 6, 1981, in Deed Book 1915, page 393.

 9. Easement granted Virginia Electric and Power Company by Armada Hoffler Company, a Virginia corporation, dated January 29, 1982, on Parcel 45 one hundred feet (100') in width from Parcel 11 in a perpendicular (southerly) direction over the subject property, as established, reserved, shown by instrument recorded March 9, 1982, in Deed Book 1943, Page 442.

 10. Easement for utilities granted to City of Chesapeake by Armada/Hoffler Investment Properties, Limited Partnership dated September 26, 1984, adjacent Greenbrier Circle as established, reserved, shown by instrument recorded October 10, 1984, in Deed Book 2071, Page 377.

 11. Easement granted Lakeside Investment Associates as established, reserved, shown by instrument recorded in Deed
     Book 2117, Page 806.

 12. Survey of Wilfred P. Large, Inc., dated September 24, 1984, in Map Book 78, Page 5 discloses the following:

     (a) Forty foot (40') Easement for permanent drainage easement granted to City of Chesapeake, Virginia, Map Book 70, Page 86;
          (b) Sixty-four foot (64') impoundment easement Map Book 70, Page 86 along southerly line;
     (c) Twenty-five foot (25') ingress/egress easement for maintenance of drainage easement in Map Book 70, Page 86 along southerly line;
          (d)  5' x 5' Utility Easement Map Book 84, Page 727;
          (e) Thirty foot (30') drainage easement dedicated to the City of Chesapeake Map Book 69, page 48;
          (f) Part of a one hundred foot (100') drainage easement along the westerly line;
          (g)  Limits of existing impoundment easement Map Book
          64, Page 22;
          (h) Forty foot (40') drainage easement, Map Book 70, page 86 along southerly line;
     (i)  Twenty-five foot (25') drainage easement Map Book 78,
          Page 5;


13.  Easement for Impoundment granted to City of Chesapeake,
     Virginia as established, reserved, shown by instrument recorded in Map Book 64, Page 22.

14. Easement for portion of one hundred foot (100') drainage easement granted to City of Chesapeake, Virginia as established, reserved, shown by instrument recorded in Map
     Book 56, Page 46.

15.  Physical Survey made by W. P. Large, Inc., dated August 1,
     1989, in Map Book 95, Page 67 and 67 did not disclose any matters adverse to the title herein, except:

     (a) Fifty foot (50') building setback line for the PUD zoning along the southern property lines of Site 45-K-
          3;
     (b) Twenty-five foot (25') building setback line for the PUD zoning along the eastern property line of Site 45-K-3;
     (c) Twenty five foot (25') building setback line for PUD zoning along northern boundary line of Site 45-K-3 and northeastern line of Site 45-K-4;
          (d) Canal, with flowing water runs along southern property line of Site 45-K-4;
          (e)  Limits of existing impoundment easement Map Book
          64, Page 22;
     (f) Part of a one hundred foot (100') drainage easement along the westerly line;
     (g) Forty foot (40') Drainage Easement, Map Book 70, Page 86 along southerly line;
          (h)  Sixty-four foot (64') impoundment easement Map
          Book 70, page 86 along southerly line;
          (i) Twenty-five foot (25') ingress/egress easement for maintenance of drainage easement in Map Book 70, page 86 along southerly line;
          (j)  5' x 5' utility easement on easterly line;
          (k)  Twenty-five foot (25') drainage easement Map Book
          78, page 5;
          (l)  Utility easement Deed Book 2071, page 377;

16. Easement granted Chesapeake and Potomac Telephone Company by Greenbrier Towers General Partnership, dated December 3, 1991, fifteen feet (15') adjacent to Greenbrier Circle, over the subject property, as established, reserved, shown by instrument recorded January 7, 1992, in Deed Book 2720, page 613.

17. Survey of Wilfred P. Large, C.L.S., dated March 11, 1981, recorded in Plat Book 70, at Page 85, shows the following:

          (a) Forty foot (40') Drainage Easement dedicated to the City of Chesapeake;
          (b) Twenty-five foot (25') Ingress and Egress easement dedicated to the City of Chesapeake;
          (c) Thirty foot (30') Drainage Easement dedicated to the City of Chesapeake;
          (d)  Sixty-four foot (64') Impoundment Easement;
          (e)  Limits of Existing Impoundment Easement in Map
          Book 64, Page 22;
          (f)  Forty-foot (40') Drainage Easement in Map Book
          69, Page 48;
          (g)  Twenty-five foot (25') Drainage Easement in Map
          Book 69, Page 48;
          (h) Forty foot (40') Drainage Easement dedicated to the City of Chesapeake for temporary drainage ditches;
     (i)  5' x 5' Utility Easement Map Book 84, Page 727;
     (j) Twenty-five foot (25') Drainage Easement dedicated to the City of Chesapeake;
     (k) Fifteen foot (15') Ingress and Egress Easement dedicated to the City of Chesapeake;
     (l)  Seventy foot (70') Drainage Easement dedicated to the
          City of Chesapeake.


                            EXHIBIT F


                      SPECIAL WARRANTY DEED



     THIS SPECIAL WARRANTY DEED IS MADE as of this ____ day of _________, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as "Grantor," and PARKWAY PROPERTIES, LP, a Delaware limited partnership, as "Grantee" ("Grantor" and "Grantee" shall include all the parties to this instrument and their heirs, legal successors and assigns where the context requires or permits).

     WITNESSETH: That the Grantor, for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) and other valuable consideration to the Grantor in hand paid by Grantee, the receipt and sufficiency whereof is hereby acknowledged, by these presents hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto Grantee the following real property situate in the City of Chesapeake, Virginia, described in Exhibit A, attached hereto and by this reference incorporated herein, together with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, including, without limitation, all of Grantor's rights, title and interest in and to
(i) all mineral, oil, gas or other hydrocarbons, (ii) all adjacent strips, roads and alleys and rights-of-way, (iii) all easements and privileges, whether or not of record, and (iv) all access, air, water and riparian (collectively, the "Property").

     TO HAVE AND TO HOLD the same in fee simple forever. And Grantor hereby covenants with Grantee that Grantor has good right and lawful authority to sell and convey said Property, and hereby warrants the title to said Property and will defend the same against the lawful claims of all persons and entities owning, holding or claiming by, through or under Grantor (except that Grantor makes no warranty as to the disposition of interests in the Property for the period of time preceding the time at which Grantor took title to the Property by foreclosure, and the special warranty provided by Grantor herein shall apply only to the period after Grantor took title to the Property), but not otherwise, but the foregoing is subject to those matters described on Exhibit "B" attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

     WITNESS the following seals and signatures.


                                   THE    PRUDENTIAL    INSURANCE
                                   COMPANY  OF  AMERICA,  a   New
                                   Jersey corporation

                                   By:
                                   Name:
                                   Title:    Vice President
STATE OF ___________:
COUNTY OF _________________:

     The foregoing instrument was acknowledged before me this ___________ day of ___________, 1997, by
___________________________________,  a  Vice  President  of  THE
PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, on behalf of the corporation.
                                 ________________________________
                                             NOTARY PUBLIC
                                 ________________________________
                                             Name
My commission expires: _____________________________.

                            EXHIBIT G

                    Assignment and Assumption


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") is made and entered into as of the _____ day of ___________, 1997, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter referred to as "Seller"), and PARKWAY PROPERTIES, LP, a Delaware limited partnership (hereinafter referred to as "Purchaser").

                      W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution and delivery hereof, Seller has conveyed to Purchaser all that tract or parcel of land more particularly described in Exhibit A attached hereto and incorporated herein by reference (hereinafter referred to as the "Real Property");

     WHEREAS, the purchase and sale of the Real Property is being made pursuant to the terms of that certain Agreement for Purchase and Sale of Real Estate between Purchaser and Seller dated
_____________, 1997 (the "Purchase Agreement"); and

     WHEREAS, pursuant to the Purchase Agreement, in connection with such conveyance of the Real Property, Seller and Purchaser have agreed that Seller shall transfer and assign to Purchaser the landlord and lessor interest in and to all of the leases and modifications, amendments, and extensions thereof set forth on Exhibit B-1 hereto and incorporated herein by reference (the "Leases") and all of Seller's right, title and interest under the service contracts relating to the Real Property listed on Exhibit B-2 attached hereto and incorporated herein by reference (the "Service Contracts"), together with, to the extent assignable, all right, title and interest of Seller, in and to any construction or supplier's warranties or guaranties relating to the improvements, letters of credit securing tenant obligations, fixtures or personal property of Seller located on the Real Property, any licenses and permits related to the use and operation of the Real Property, and the use of the name "Greenbrier Towers" as such name relates to the Real Property (the "Other Interests"); and

     WHEREAS, Seller and Purchaser have further agreed that Purchaser shall expressly assume by executing this Assignment all of the obligations of Seller, from and after the date hereof, under each of the Leases and Service Contracts;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller and Purchaser hereby agree as follows:

     1. Transfer and Assignment. Seller hereby sells, transfers, assigns, delivers and conveys the Leases and Service Contracts and Other Interests to Purchaser, its successors and assigns, subject to those items set forth in Exhibit C attached hereto and made a part hereof (the "Permitted Exceptions"), together with all rents, issues and profits. Purchaser acknowledges receiving a credit from Seller for security deposits under the Leases in the amount set forth on the Closing Statement.

     2. Assumption/Indemnification. Purchaser assumes and agrees to perform any and all obligations and duties of Seller as "landlord" or "lessor" under the Leases arising on and after the date hereof. Purchaser also assumes and agrees to perform any and all obligations and duties of Seller as owner of the Real Property under the Service Contracts arising on or after the date hereof. Purchaser indemnifies and agrees to hold Seller harmless from and against any defaults or other liabilities (including, without limitation, court costs and attorneys' fees) under any of the Leases or Service Contracts relating to circumstances which are incurred or which accrue at any time on and after the date hereof.

     3. Seller's Representation and Warranty. Seller represents and warrants that it is the sole owner of Landlord's interests under the Leases and has the right to sell and assign the same to Purchaser. Seller expressly disclaims any representation and warranty with respect to the Other Interests.

     4. Miscellaneous. This Assignment shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties. This Assignment shall be governed by, and construed under the laws of the State of Virginia. This Assignment may be executed in one or more counterparts and the signature of any party to any counterpart may be appended to any other counterpart, all of which counterparts when taken together shall equal one Assignment. This document (together with any attached Exhibits and incorporated documents, including the Purchase Agreement) constitutes the entire agreement on the subject matter between the parties. No modification of this Assignment shall be binding unless in writing and signed by the party against which it is sought to be enforced. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Assignment.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this instrument to be executed under seal, on the day and year first above written.



SELLER:
                                   PURCHASER:
THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA, a New          PARKWAY PROPERTIES, LP,
Jersey corporation                 a Delaware limited partnership

By:                                By: Parkway Properties, Inc.,
Name:                              a __________ corporation
Title:Vice President
                                   By:
[CORPORATE SEAL]                        (Name):
                                        Title:
Address:
c/o The Prudential Realty                    [CORPORATE SEAL]
Group
1200 K Street, N.W.                Address:
Suite 920                          188 East Capitol Street
Washington, D.C.  20005            Suite 1000
                                   Jackson, Mississippi 39205


                            EXHIBIT H

                          Bill of Sale

     THIS BILL OF SALE is made and entered into as of the _______ day of ____________, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (hereinafter referred to as "Seller"), and PARKWAY PROPERTIES, LP, a Delaware limited partnership (hereinafter referred to as "Purchaser").

                      W I T N E S S E T H:

     WHEREAS, Purchaser has this day acquired all of Seller's right, title, interest and estate in and to the real property
("Real Property") described on Exhibit A, attached hereto and made a part hereof; and

     WHEREAS, the purchase and sale of the Real Property is being made pursuant to the terms of that certain Agreement of Purchase and Sale of Real Estate between Purchaser and Seller dated
____________, 199_ (the "Purchase Agreement"); and

     WHEREAS, in connection with the sale of the Real Property, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, all of Seller's right, title and interest in and to all personal property owned by Seller, located on the Real Property and used in connection with the operation of all or any part of the Real Property or the Improvements (as defined in the Purchase Agreement) or both, together with (to the extent not constituting a portion of the Real Property) all fixtures, furniture, furnishings, carpeting, draperies, fittings, equipment, machinery, apparatus, building materials, appliances and articles, located on the Real Property and used in connection with the operation of all or any part of the Real Property or the Improvements or both, including, without limitation, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, office furnishings and equipment, building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance and housekeeping supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, fuel and other supplies of all kinds whether used, unused or in stock for future use in connection with the maintenance and operation of the Real Property, which are on hand on the date hereof, subject to such depletion and including such resupplying as shall occur and be made in the normal course of business (hereinafter referred to as the "Personal Property"), excluding, however, (a) all items of personal property which are the property of tenants, and (b) the rights of the owner of any equipment leased pursuant to, or owned by parties other than Seller pursuant to the Service Contracts (as defined in the Purchase Agreement), but specifically including, but not limited to, all of those items, if any, listed on Exhibit B attached hereto and by this reference made a part hereof;

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller has granted, bargained, sold, assigned, transferred, conveyed and delivered, and by these presents does grant, bargain, sell, assign, transfer, convey and deliver unto Purchaser, its successors and assigns, all of Seller's right, title and interest of Seller in and to the Personal Property.

     TO  HAVE  AND  TO HOLD the aforesaid Personal Property  unto
Purchaser, its successors and assigns forever.

     Except for the warranties contained in the Purchase Agreement, the Personal Property is being conveyed to Purchaser in its present "as-is" condition without any representations or warranties, express or implied, including any warranty of fitness for a particular purpose; except that Seller hereby warrants the title to said Property and will defend the same against the lawful claims of all persons and entities owning, holding or claiming by, through or under Grantor (except that Grantor makes no warranty as to the disposition of interests in the Property for the period of time preceding the time at which Grantor took title to the Property by foreclosure, and the special warranty provided by Grantor herein shall apply only to the period after Grantor took title to the Property), but not otherwise.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the date and year first above written.


                                   THE    PRUDENTIAL    INSURANCE
                                   COMPANY OF
                                   AMERICA,    a    New    Jersey
                                   corporation


                                   By:
                                        Name:
                                        Title:     Vice President

                                             [CORPORATE SEAL]
                              Address:
                              c/o The Prudential Realty Group
                              1200 K Street, N.W.
                              Suite 920
                              Washington, D.C.  20005

                            EXHIBIT I

              Documentation Delivered to Purchaser

                       [TO BE COMPLETED]

                            EXHIBIT J

                       LIST OF LITIGATION




                              NONE
                            EXHIBIT K


                  LIST OF GOVERNMENTAL NOTICES



                              NONE
                            EXHIBIT L

               FORM OF TENANT ESTOPPEL CERTIFICATE

Parkway Properties, LP
1000 One Jackson Place
188 East Capitol Street
Jackson, MS 39201

     RE:  Greenbrier Towers, Chesapeake, Virginia
          (the "Property")

Gentlemen:

     The undersigned as Tenant hereby certifies to Parkway
Properties LP, and its successors or assigns ("Purchaser"), that:

     (a) It is a Tenant of a portion of the captioned Property under a certain lease (the "Lease") as follows:

          Landlord:

          Tenant:

          Lease Dated:

          Amendment(s) Dated (if any):

          Current Annual Base Rent:

          Current CAM or Operating Expense Charges:

          Square Footage:

          Original term (or current option
          period, if applicable) expires:

          Security Deposit and/or Lease Deposit: $

          Outstanding Tenant Improvement Allowance
          (if any): $

          Outstanding Lease Commission (if any): $


     (b)  All  rentals  payable under the Lease  have  been  paid
          through    ________,    19____;    and    except    for
          ______________, no rent has been paid more than one month in advance of its due date.

     (c) That attached hereto as Exhibit A is a true and complete copy of the Lease and all amendments thereto.

     (d) Tenant has unconditionally accepted and occupied the leased premises, is paying rent under the Lease without claim or right of set-off, or claim of any default by the Landlord, and is now conducting business on the premises;

     (e) The Lease sets forth the entire agreement between the Landlord and Tenant, is in full force and effect in accordance with its terms and has not, except as set forth above, in any way, been amended, modified, assigned or sublet;

     (f) There exists no default by either party to the Lease, or other grounds for ceasing or reducing the payment of rental, or for cancellation or termination of the Lease;

     (g)  All  requirements of the Lease have been complied  with
          and   no  charges,  set-offs  or  other  credits  exist
          against the rentals;

     (h)  Except  as expressly provided in the Lease, Tenant  has no  outstanding options or rights of first  refusal  to
          purchase  the  Premises  nor  any  part  of  the   real
          property of which the Premises are a part.

     (i) Tenant has not assigned, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease and has received no notice of any assignment, mortgage or encumbrance of the Lease by Landlord.

     Tenant understands that Purchaser is relying on the above representations in connection with the purchase of the above referenced building and does hereby warrant and affirm to and for the benefit of Purchaser, its successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof.






                                   By:
                                         Name:
                                         Title:

                                         Date:

                            EXHIBIT M

                   FORM OF SELLER CERTIFICATE

Parkway Properties, LP
1000 One Jackson Place
188 East Capitol Street
Jackson, MS 39201

     RE:  Greenbrier Towers, Chesapeake, Virginia
          (the "Property")

Gentlemen:

     The  undersigned  as  Landlord hereby certifies  to  Parkway
Properties LP, and its successors and assigns ("Purchaser"), that:

     (a)  It  is  a Landlord of a portion of the above referenced
          Property  under  a  certain  lease  (the  "Lease")   as
          follows:

          Landlord:

          Tenant:

          Lease Dated:

          Amendment(s) Dated (if any):

          Current Annual Base Rent:

          Current CAM or Operating Expense Charges:

          Square Footage:

          Original   term   (or  current   option
          period, if applicable) expires:

          Security Deposit and/or Lease Deposit: $

          Outstanding  Tenant  Improvement   Allowance
          (if any): $

          Outstanding Lease Commission (if any): $


     (b)  All  rentals   payable under the Lease have  been  paid
          through    ________,    19____;    and    except    for
          ______________, no rent has been paid more than one month in advance of its due date.

     (c) That attached hereto as Exhibit A is a true and complete copy of the Lease and all amendments thereto.

     (d) Tenant has unconditionally accepted and occupied the leased premises, is paying rent under the Lease without claim or right of set-off, or claim of any default by the Landlord, and is now conducting business on the premises;

     (e) The Lease sets forth the entire agreement between the Landlord and Tenant, is in full force and effect in accordance with its terms and has not, except as set forth above, in any way, been amended, modified, assigned or sublet;

     (f) There exists no default by either party to the Lease, or other grounds for ceasing or reducing the payment of rental, or for cancellation or termination of the Lease;

     (g)  All  requirements of the Lease have been complied  with
          and   no  charges,  set-offs  or  other  credits  exist
          against the rentals;

     (h) The Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase the premises nor any part of the real property of which the premises are a part.

     (i) Tenant has not assigned, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease and has received no notice of any assignment, mortgage or encumbrance of the Lease by Landlord.

     Landlord understands that Purchaser is relying on the above representations in consenting to purchase the above referenced building and does hereby warrant and affirm to and for the benefit of Purchaser, its successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof. Purchaser acknowledges that this Seller's Certificate shall terminate upon the earlier of (i) the date that is 180 days after the date on which Purchaser acquires title to the property from Seller, and (ii) the date on which Purchaser receives delivery of a Tenant Estoppel Certificate in a form reasonably acceptable to Purchaser and containing information consistent with the information set forth herein.




                                   By:
                                        Name:
                                        Title:

                                        Date:

                           EXHIBIT N

                   LIST OF SELLER TI PROJECTS


                                                     ESTIMATED
     TENANT                   AMOUNT              COMPLETION DATE

1.   Federated                $4,214                 10/13

2.   Aerotek                  $65,420                10/1


                        FIRST AMENDMENT
                               TO
         AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

     THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (this "Amendment") is made and entered into this 10th day of November, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation whose address is c/o The Prudential Realty Group, 1200 K Street, N.W., Suite 920, Washington, D.C. 20005, Attn: Michael S. Paukstitus, Vice President (hereinafter referred to as "Seller"), and PARKWAY PROPERTIES LP, a Delaware limited partnership, whose address is 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39205,
Attn: Jack Sullenberger (hereinafter referred to as "Purchaser").

                      W I T N E S S E T H:

     WHEREAS, Seller and Purchaser entered into and executed that certain Agreement for Purchase and Sale of Real Estate, dated
October 13, 1997 (the "Contract"); and

     WHEREAS, Seller and Purchaser desire to amend the Contract as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:

     Definitions. The terms used herein with an initial capital letter shall have the same meanings as set forth in the Contract.

     Amendment and Modification of Contract. The Contract is hereby amended and modified as follows:

          1. The date for the expiration of the Inspection Period set forth in Section 5.1 of the Contract is hereby changed from November 10, 1997 to November 15, 1997. The change provided in this Section 2A of this Amendment shall not affect any other dates set forth in the Contract, including, without limitation, the outside Closing Date set forth in Section 2.2 of the Contract.

          2. The reference in Section 23.2 of the Contract to "The Prudential Insurance Company of America, Law Department, One
Ravinda Drive, Suite 1400, Atlanta, Georgia 30346, Attn: John L. Westney, Jr., Esq., Division Counsel" is hereby deleted in its entirety and the following is substituted in lieu thereof. "John Kelly, Esq., The Prudential Realty Group, 8 Campus Drive, 4th
Floor, Arbor Circle South, Parsippany, New Jersey 07054-4493".

          3. No Other Changes. Except as expressly amended herein, each and every term, condition, warranty and provision of the Contract shall remain in full force and effect and are hereby ratified, confirmed and approved by the parties hereto.

          4. Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Virginia, and shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Agreement and the Contract, the terms hereof shall control. Time is of the essence of all of the terms of this Agreement.

          5. Modifications. This Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Seller or Purchaser or their respective heirs, representatives, successors and permitted assigns.

          6. Delivery of Facsimile Counterparts Acceptable. The parties hereto agree that this Amendment may be executed and delivered by facsimile counterparts and such executed facsimile counterparts shall be binding on the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal on the day and year above first written.

                              SELLER:

                              THE PRUDENTIAL INSURANCE COMPANY OF
                              AMERICA, a New Jersey corporation

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________

                              PURCHASER:

                              PARKWAY PROPERTIES LP, a Delaware
                              limited partnership

                              By: Parkway Properties General
                              Partners, Inc., a Delaware
                              corporation

                              By:________________________________

                              Name:______________________________

                              Title:_____________________________


                        SECOND AMENDMENT
       TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE


     THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (this "Amendment") is made and entered into this 17th day of November, 1997, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation whose address is c/o The Prudential Realty Group, 1200 K Street, N.W., Suite 920, Washington, D.C. 20005, Attn: Michael S. Paukstitus, Vice President (hereinafter referred to as "Seller"), and PARKWAY PROPERTIES LP, a Delaware limited partnership, whose address is 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39205,
Attn: Jack Sullenberger (hereinafter referred to as "Purchaser").

                          WITNESSETH:

     WHEREAS, Seller and Purchaser entered into and executed that certain Agreement for Purchase and Sale of Real Estate, dated October 13, 1997, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Estate, dated November 10, 1997 (as so amended, the "Contract"); and

     WHEREAS, Seller and Purchaser desire to further amend the Contract as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, do hereby agree as follows:

     1. Definitions. The terms used herein with an initial capital letter shall have the same meanings as set forth in the Contract.

     2. Amendment and Modification of Contract. The Contract is hereby amended and modified as follows:

     (A) section 3.1 of the Contract is amended to delete the following in its entirety "SIXTEEN MILLION AND
     NO/100THS DOLLARS ($16,000,000.00)", and to substitute the following in lieu thereof: "FIFTEEN MILLION NINE
     HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS
     ($15,950,000.00)".

     3. No Other Changes. Except as expressly amended herein, each and every term, condition, warranty and provision of the Contract shall remain in full force and effect and are hereby ratified, confirmed and approved by the parties hereto.

     4. Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Virginia, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Amendment and of the Contract, the terms hereof shall control. Time is of the essence of all of the terms of this Amendment.

     5. Modifications. This Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Seller and Purchaser or their respective heirs, representatives, successors and permitted assigns.

     6. Delivery of Facsimile Counterparts Acceptable. The parties hereto agree that this Amendment may be executed and delivered by facsimile counterparts and such executed facsimile counterparts shall be binding on the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment under seal on the day and year first written.

                         SELLER:

                         THE PRUDENTIAL INSURANCE COMPANY
                         OF AMERICA, a New Jersey corporation


                         By:___________________________________
                         Name:_________________________________
                         Title:________________________________



                         PURCHASER:

                         PARKWAY PROPERTIES LP,
                         a Delaware limited partnership


                         By:  Parkway Properties General
                              Partners,  Inc.,
                              a Delaware corporation


                         By:_______________________________
                         Title:____________________________


                         By:_______________________________
                         Title:____________________________


_______________________________
Prepared by and Return to:              Tax/RPC Nos.:
0280000000450  Grantee's Address:
Glass, McCullough, Sherrill & Harrold, LLP
0280000000460  Parkway Properties, LP
1409 Peachtree Street, N.E.
                                                  188 East
                                                  Capitol Street,
                                                  Suite 1000
Atlanta, Georgia  30309            Consideration: $____________
Jackson, Mississippi  39205
Attn:  Paul P. Mattingly, Esq.
Attn: Jack Sullenberger